UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 17, 2012

HOKU CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1288 Ala Moana Blvd., Suite 220, Honolulu, Hawaii	96814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (808) 682-7800

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Electric Service Agreement with Idaho Power Company

On June 19, 2009, Hoku Materials, Inc., a wholly-owned subsidiary of Hoku Corporation (“Hoku Materials”), entered into an Amended and Restated Electric Service Agreement (the “AESA”), with Idaho Power Company (“Idaho Power”).  Pursuant to the AESA, Idaho Power agreed to supply electric power and energy to Hoku Materials for use in the polysilicon plant in Pocatello, Idaho.  During the term of the AESA, Idaho Power agreed to make up to 82,000 kilowatts of power available to Hoku Materials at certain fixed rates, which are subject to change only by action of the Idaho Public Utilities Commission (the “IPUC”).

On February 17, 2012, Hoku Materials and Idaho Power filed a stipulation (the “Stipulation”) with the IPUC to amend the AESA.  If the Stipulation is approved by PUC, Hoku Materials and Idaho Power will enter into a second amended and restated Electric Service Agreement (the “Second AESA”) based on the terms set forth in the Stipulation.

Pursuant to the Second AESA, Hoku Materials would be granted an 18-month deferral period from January 1, 2012 to June 30, 2013 during which Hoku Materials’ monthly billed energy charge would be reduced from $2.0 million to $800,000.  Hoku Materials would also be required to make an extra one-time payment to Idaho Power of $3.8 million, and Idaho Power would apply $2.0 million of Hoku Materials’ existing $4.0 million deposit to the one-time payment.  Hoku Materials would be charged an additional $100,000 per month during the 18-month deferral period in order to pay off the remaining amount of the one-time payment.

Idaho Power would create a balancing account during the 18-month deferral period for the difference between the monthly minimum billed energy under the AESA and the monthly billed energy that results from the AESA. The maximum amount of this balancing account would be capped at $16.5 million and would be balanced against Hoku Materials’ actual energy consumption during the deferral period.  Beginning in January 2014, Hoku Materials would be required to repay the balancing account by making additional payments to Idaho Power equal to 1/12th of the total amount of the balancing account until the balancing account reaches zero.

Hoku Materials’ monthly power demand would be capped at 20,000 kilowatts during the 18-month deferral period, and if Hoku Materials exceeds that cap, it would be charged the Monthly Minimum Billed Energy Charge according to the AESA for the remainder of the 18-month deferral period.  The term of the AESA would be extended to December 1, 2014, during which time Hoku Materials will pay embedded-cost rates beginning with service provided on and after December 1, 2013, including the then applicable Minimum billed Energy Charge.

The foregoing description of the AESA is qualified in its entirety by the text of the AESA, which was attached as Exhibit 10.104 to Form 8-K filed with the Securities and Exchange Commission on June 22, 2009, and the foregoing description of the Second AESA is qualified in its entirety by the text of the Second AESA, a copy of which will be filed with our Annual Report on Form 10-K for the fiscal year ending March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOKU CORPORATION

Date: February 21, 2012	By:	/s/ Scott Paul
Name: Scott Paul
Title: Chief Executive Officer